CAS Investment Partners, LLC SC 13G/A

EXHIBIT 1

JOINT ACQUISITION STATEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

CAS INVESTMENT PARTNERS, LLC
February 16, 2021

By:	/s/ Clifford Sosin
Name:	Clifford Sosin
Title:	Managing Member

SOSIN PARTNERS, LP
February 16, 2021

By:	Sosin, LLC
its General Partner
By:	/s/ Clifford Sosin
Name:	Clifford Sosin
Title:	Managing Member of CAS Investment Partners, LLC,
investment adviser of Sosin Partners, LP

CSWR PARTNERS, LP
February 16, 2021

By:	Sosin, LLC
its General Partner
By:	/s/ Clifford Sosin
Name:	Clifford Sosin
Title:	Managing Member of CAS Investment Partners, LLC,
investment adviser of CSWR Partners, LP

/s/ Clifford Sosin
Clifford Sosin